UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2009

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-3187 (Commission File Number)	22-3865106 (IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 13, 2009 the Public Utility Commission of Texas (Texas Utility Commission) approved a previously announced settlement that authorizes CenterPoint Energy, Inc.’s electric transmission and distribution subsidiary, CenterPoint Energy Houston Electric, LLC (CenterPoint Houston), to recover $663 million in system restoration costs associated with Hurricane Ike, along with carrying costs. CenterPoint Houston expects to recover the approximately $643 million that relates to its distribution system through the issuance of system restoration bonds similar to the securitization bonds previously issued to recover transition costs. CenterPoint Houston expects to recover the transmission portion of the amount authorized, approximately $20 million, through the existing transmission cost of service process.
     A separate proceeding remains pending at the Texas Utility Commission for the issuance of a financing order that would authorize issuance of the system restoration bonds. On August 18, 2009, CenterPoint Houston filed a settlement agreement with the Texas Utility Commission that would, if approved by that Commission, resolve that proceeding. Under that settlement CenterPoint Houston would be authorized to issue bonds totaling $643 million, plus (i) carrying charges on that amount from September 1, 2009 to the date the bonds are issued and (ii) up-front qualified costs relating to the transaction, which, subject to certain exceptions, are limited to $6.1 million. The settlement agreement provides that the benefits from accumulated deferred federal income taxes (ADFIT) related to the system restoration costs will not be applied to reduce the amount to be securitized, but CenterPoint Houston will provide to customers a credit related to those benefits over the life of the bonds issued.
     The parties anticipate that the Texas Utility Commission will consider the settlement agreement and the issuance of a financing order at an upcoming open meeting of the Commission. The next open meeting is scheduled for August 26, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: August 20, 2009	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
Date: August 20, 2009	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer